February 28, 2008




Re:   Supplemental Servicer Compliance Statement

Attention: CitiBank, NA
Deal Name: see Schedule A

Dear Sir and/or Madame:

This statement of compliance is being provided in accordance with Item 1123 of Regulation AB. The Undersigned hereby states that:

    1.  I am an authorized officer of PHH Mortgage Corporation (the
"Servicer");

    2. A review of the Servicer's activities during the period from January 1, 2007 through December 31, 2007 (the "Reporting Period") and its performance under the Pooling and Servicing Agreements related to the series noted in schedule A, as attached, has been made under my supervision; and

    3. To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreements in all material respects throughout the Reporting Period.



By:/s/Marc J. Hinkle
   -----------------------------
Name: Marc J. Hinkle
Title: Vice President











                         Schedule A

       PHH Mortgage Capital LLC, PHHMC Series    2007-1
       PHH Mortgage Capital LLC, PHHMC Series    2007-2
       PHH Mortgage Capital LLC, PHHMC Series    2007-3
       PHH Mortgage Capital LLC, PHHMC Series    2007-4
       PHH Mortgage Capital LLC, PHHMC Series    2007-5
       PHH Mortgage Capital LLC, PHHMC Series    2007-6